   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2000


                                                      REGISTRATION NO. 333-18397
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            POST-EFFECTIVE AMENDMENT

                               NO. 11 ON FORM S-2


                                       TO


                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              TRUSERV CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                      36-2099896
        (State or other jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                           8600 WEST BRYN MAWR AVENUE
                             CHICAGO, IL 60631-3505
                                 (773) 695-5000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 DONALD J. HOYE
                     President and Chief Executive Officer
                              TruServ Corporation
                           8600 West Bryn Mawr Avenue
                             Chicago, IL 60631-3505
                                 (773) 695-5000
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                            ------------------------
                                   Copies to:

                                LEONARD G. KUHR,
                           Senior Vice President and
                            Chief Financial Officer
                              TruServ Corporation
                           8600 West Bryn Mawr Avenue
                             Chicago, IL 60631-3505
                                 (773) 695-5000
                              (773) 695-6563 (FAX)


                               GEOFFREY R. MORGAN


                         Michael Best & Friedrich, LLP

                            100 E. Wisconsin Avenue
                              Milwaukee, WI 53202
                                 (414) 271-6560
                              (414) 277-0656 (FAX)
                            ------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If the Registrant elects to delivery its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to item II(a)(1) of this Form, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


---------------------



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


---------------------



     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


---------------------



     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              TRUSERV CORPORATION


               58,508 SHARES CLASS A COMMON STOCK, $100 PAR VALUE


                            (IN UNITS OF 60 SHARES)


     THE COMMON STOCK IS OFFERED EXCLUSIVELY TO RETAILERS AND RENTERS OF HARDWARE, LUMBER AND RELATED PRODUCTS, WHEN THEY BECOME MEMBERS OF TRUSERV CORPORATION.

     THE COMMON STOCK CANNOT BE TRANSFERRED. WE RETAIN AN AUTOMATIC LIEN AGAINST THE COMMON STOCK AND ANY ACCRUED DIVIDENDS FOR ANY DEBTS THAT MEMBERS OWE US.

     THERE IS NO EXISTING MARKET FOR THIS COMMON STOCK AND WE DO NOT EXPECT THAT ONE WILL DEVELOP.


   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS


                               ------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                    PER UNIT               TOTAL
------------------------------------------------------------------------------------------------------
Public Price................................................         $6,000            $5,850,800(1)
Underwriting discounts......................................          none              none   (2)
Proceeds to TruServ.........................................         $6,000            $5,850,800(3)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


(1) The shares are offered in units of 60 shares each. The minimum purchase is 60 shares for each store owned up to the maximum of 300 shares (5 units).


(2) There are no underwriters.

(3) There are no firm commitments for the sale of these securities.

                               ------------------


                 THE DATE OF THIS PROSPECTUS IS

                      WHERE YOU CAN FIND MORE INFORMATION


     The terms "TruServ," "Company," "Cooperative," "We," "Us," and similar words refer to TruServ Corporation. The terms "member," "retailer," "you," "your" and similar words refer to someone who purchases our stock.



     We file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available over the Internet on the SEC's web site at http://www.sec.gov.. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


                          REPORTS TO SECURITY HOLDERS

     Each year, we distribute an annual report containing consolidated financial statements reported upon by our independent auditors to our stockholder-members. We may, from time to time, also furnish to our stockholder-members interim reports, as determined by our management.

                DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE


     The SEC allows us to "incorporate by reference" information we file with them which means that we can disclose important information to you by referring you to those documents and delivering them to you with this prospectus. We are incorporating by reference our Annual Report on Form 10-K for the year ended December 31, 1999, our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and September 30, 2000 and our Current Reports on Form 8-K, filed June 28, 2000, July 6, 2000, and September 28, 2000, all of which we filed with the SEC under Section 15(d) of the Securities Exchange Act of 1934. We also are including the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 with this prospectus for your information.



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    SUMMARY


     The summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that you should consider before buying shares in this offering. You should read the entire prospectus carefully, including our consolidated financial statements and the related notes included elsewhere in this prospectus.



     TruServ Corporation is a member-owned wholesaler of hardware, lumber/building materials and related merchandise, Our company is the largest member-owned wholesaler of these items in the United States. For financial reporting purposes, we operate in a single industry as a member-owned wholesaler cooperative. Our corporate headquarters are located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505. Our telephone number is (773) 695-5000.


COMMON STOCK


     Our Class A common stock has a $100 par value. It is offered to you when you become a Member of our cooperative. The Class A common stock is the sole voting stock of TruServ Corporation. The shares are offered in units of 60 shares each. The minimum purchase is 60 shares for each store owned up to the maximum of 300 shares (5 units). You must pay cash for all your stock purchases.



     Our Class B nonvoting common stock has a par value of $100 per share. It can be issued only as part of our patronage dividend. Information relating to patronage dividends is included in our Annual Report on Form 10-K for the year ended December 31, 1999.


     You cannot transfer the Class A common stock to someone else without first offering us the opportunity to repurchase the stock. We have 90 days to repurchase the stock, at par value, before you can otherwise dispose of the stock.


     We will retain an automatic lien on the Class A common stock and any dividends that might have accrued to you from us to secure, if any, your debt payable to us.



     Either of us may terminate our membership agreement with sixty-days' written notice. Pursuant to the Company's By-laws, if the agreement is terminated, we will repurchase your Class A common stock, and you are required to sell the stock back to us. Also, pursuant to the Company's By-laws, the Board of Directors may delay the repurchase/redemption of the Class A common stock if it believes such action is in the best interest of the Company. We cannot terminate any membership agreement unless two-thirds of our Board of Directors approves the termination. The only exceptions to this requirement are if you should do any of the following:



     1)  You become insolvent;



     2)  You commit any act of bankruptcy;



     3)  You file a voluntary petition in bankruptcy;



     4)  You are adjudicated as bankrupt; or


     5) You commit a breach of any obligation under our agreement that is not corrected within ten days after we give you written notice.


     The Company has initiated a moratorium on the redemption of its stock, which the Board of Directors will review from time to time in light of the current financial circumstances of the Company.



     There is no existing market for our Class A common stock and we do not expect any market to develop.



COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES



     Our stock is not listed or traded on any national securities exchange or on The Nasdaq stock market. It is offered exclusively to you, in connection with joining our cooperative as members. The purchase price of the stock is equal to its par value. Our stock is restricted as to transferability and there is no public market for it. We do not pay dividends with respect to the Class A common stock.

COMPARATIVE PER SHARE DATA

     Because there is no public market for our stock and the sale or issuance of the stock is at par value, earnings per share is not applicable.


     The following table shows the book value of our stock on a historical basis.


     Book value per share as of:


    September 30, 2000.....................................  $ 89.87
    December 31, 1999......................................  $ 35.40
    October 2, 1999........................................  $ 93.89
    December 31, 1998......................................  $ 94.29



     Book value per share is calculated by adding together the dollar amounts for Class A common stock, Class B common stock, Deferred patronage dividend, Retained earnings/(Accumulated deficit) and Foreign currency translation and dividing by the number of shares of stock issued for Class A and Class B stock. The increase in book value in the third quarter is due to the allocation of the 1999 loss, which during the third quarter of fiscal year 2000, management developed, and the Board of Directors approved, a plan to equitably allocate to Members the loss incurred in 1999. This loss was previously recorded as a decrease to Retained Earnings as of December 31, 1999, resulting in an Accumulated Deficit. The Company has allocated the 1999 loss by establishing a Loss Allocation account as a contra-equity account in the condensed consolidated balance sheet with the offsetting increase recorded to Retained Earnings (Accumulated Deficit). The Loss Allocation account reflects the sum of each Member's proportionate share of the 1999 loss, after being reduced by certain amounts that are not allocable to Members. The Loss Allocation account is not a receivable from Members and does not represent an amount currently due from Members. Rather, the Loss Allocation account will be satisfied, on a Member by Member basis, by withholding the portion of future patronage dividends that would have been paid in Qualified B Stock, at par value, and applying such amount as a reduction in the Loss Allocation account until fully satisfied. The current levels of Members' stock investments in the Company will not be affected. However, in the event a Member should terminate as a shareholder of the Company, any unsatisfied portion of that Member's Loss Allocation account will be satisfied by reducing the redemption amount of the Member's stock investment in the Company.

                                  RISK FACTORS



     The following risks should be considered before investing in our Common
Stock:



COMPETITION



     Our markets are subject to increasingly intense competition and changes. We expect continued competition from the so-called "Big Box" stores such as Home Depot, Menards and Lowes, as well as from additional emphasis on directly competitive lines of business by Home Depot and diversified retailers such as Sears. These competitors may have greater resources, larger market shares and more widespread presences than we do. We believe our cooperative structure best situates our Members to compete with the Big Boxes and other market competitors, but no assurances can be made that any Member or Members will be successful.


VOLATILE PRICING OF MERCHANDISE/INVENTORY

     The price of merchandise and inventory in the lumber and building materials industry can change rapidly and such changes may affect our profit margins and competitive abilities adversely. We believe our cooperative structure creates the best opportunity for our Members to obtain lower prices and maximize their purchasing power, but such efficiencies cannot be assured.

REGIONAL MARKET VARIATIONS

     We transact business nationwide. From time to time, significant variations in marketing opportunities may confront our Members due to economic conditions in the Member's specific geographic region. We are unable to predict any adverse regional economic conditions that may materially affect a Member or Members.

ENVIRONMENTAL


     We engage in activities such as the manufacture of paint and related products, which could have an environmental impact. These areas are subject to constant review and scrutiny by governmental authorities at the federal, state and local levels. We are unable to predict whether, or to what extent, such business activities and governmental scrutiny may result in future costs or liabilities.



MORATORIUM ON STOCK REDEMPTION



     As discussed on page three of this prospectus, we are required under certain circumstances, to repurchase your shares of Class A Common Stock upon termination of your membership agreement with us. We currently have issued a moratorium on repurchases of the Company's common stock due to the current financial circumstances of the Company.

MEMBER BASE



     The success of the company is dependent upon the continued support from its members and their purchases through the cooperative. The trend in the number of members participating in the company's programs has recently been unfavorable. If this trend continues the company's operating results and financial condition could be adversely effected.



ACCESS TO CAPITAL



     The company is financed by debt capital obtained from various external sources. The majority of the short-term capital is mainly derived from a $300 million revolving credit agreement supported by nine major financial institutions. This agreement is subject to the company's compliance with certain financial and non-financial covenants, and any breach of these covenants would increase the cost of such financing and make it more difficult to access the necessary working capital requirements.



KEY PERSONNEL



     Our success depends to a significant degree upon the continued contributions of key management, sales, marketing and merchandising personnel, many of whom would be difficult to replace. If certain of these associates were to leave, the company would be adversely effected. We also believe our future success is dependent upon our ability to attract and retain highly skilled managers and sales, marketing and merchandising associates. Competition for those types of associates is intense and there can be no assurance that we will be successful in attracting and retaining the necessary personnel. To the extent we are not successful, we could be adversely effected.

                                USE OF PROCEEDS


     We plan to use the proceeds from the offering of this stock for general working capital, including the purchase of merchandise for resale to our Members.


                              PLAN OF DISTRIBUTION


     We are offering the stock exclusively to you, in connection to becoming one of our members. To become a stockholder-member you must subscribe for 60 shares of our Class A common stock for each retail store you operate up to a maximum of 300 shares or $30,000 for five or more stores. All sales of our stock will be made for cash. Each share has a par value of $100.



     The Class A Common Stock is being sold directly by us through our registered securities agent after your membership has been approved by our executive officers. No one will receive commission on the sale of any Class A common stocks.

                      DISTRIBUTION OF PATRONAGE DIVIDENDS

     Information relating to the distribution of patronage dividends is included in our Annual Report on Form 10-K for the year ended December 31, 1999 in Part I, Item 1, and is incorporated by reference.

                          DESCRIPTION OF COMMON STOCK

     DIVIDEND RIGHTS. We have not paid nor do we plan to pay in the future any dividends on our Class A common stock. Dividends, other than patronage dividends, on Class A common stock and Class B nonvoting common stock may be declared out of our gross margins, other than gross margins from operations with or for members and other patronage source income, after deducting expenses, reserves and provisions authorized by our Board of Directors. The dividends may be paid in cash, in property, or in shares of common stock. All dividends are subject to the provisions of our Certificate of Incorporation.


     VOTING RIGHTS. Our Class A common stock is the sole voting stock. It is offered only in 60-share units, and no member may acquire more than five units.



     LIQUIDATION RIGHTS. If we should dissolve or liquidate the company, the assets remaining after paying our outstanding debts will be divided ratably among all shareholders of Class A common stock and Class B nonvoting common stock in accordance with their holdings and without preference to class of stock.



     MEMBERSHIP. To become a member you must purchase 60 shares of Class A common stock for each store that you own up to maximum of 300 shares for five or more stores, that are under the same I.R.S. Employer Identification Number. You must own Class A common stock before any Class B nonvoting common stock can be issued or sold to you.


     REDEMPTION PROVISIONS. The membership agreement may be terminated by you or by the company on sixty-days' written notice. We cannot terminate your membership unless we receive approval by a two-thirds vote of the Board of Directors, except under the following conditions:


     1)  You become insolvent;



     2)  You commit any act of bankruptcy;



     3)  You file a voluntary petition in bankruptcy;



     4)  You are adjudicated as bankrupt; or


     5) You commit a breach of any obligation under our agreement and have not corrected the breach within sixty days after written notice is received.


     Pursuant to the Company's By-laws, if termination should occur, we will purchase and you are required to sell to us all of your Class A common stock and Class B nonvoting common stock at par value. Payment for the Class A common stock will be in cash. Payment for the Class B nonvoting common stock will be a note payable in five equal annual installments bearing an interest rate determined by our Board of Directors. Also, pursuant to the Company's By-laws, the Board of Directors may delay the repurchase/redemption of stock if it believes such action is in the best interest of the Company.



     The Company has initiated a moratorium on the redemption of its stock, which the Board of Directors will review from time to time in light of the current financial circumstances of the Company.



     STOCKHOLDERS. On September 30, 2000 there were approximately 7,610 stockholders of Class A common stock and approximately 7,074 stockholders of Class B nonvoting common stock.



     OTHER RESTRICTIONS AND RIGHTS. (a) We have no conversion rights, sinking fund provisions or liability for further assessment in regard to the Class A common stock.



     (b) Pursuant to the terms and conditions of membership in TruServ, we have an automatic lien to secure the payment of any indebtedness due us from any stockholder of record upon the Class A common stock, the Class B nonvoting common stock and any declared and unpaid dividends.

     (c) There is no existing market for the Class A common stock. We have the right of first refusal, exercisable within 90 days following the date we receive written notice, to repurchase all shares at par value. Any disposition or attempted disposition or transfer, voluntary or involuntary, of our common stock is invalid. No rights are transferred unless and until we have been given the required notice and we have failed to exercise our option to purchase the stock within the specified time.


                                 LEGAL MATTERS

     The legality of the issuance of the Class A common stock offered has been passed upon for us by Messrs. Arnstein & Lehr, Chicago, Illinois.

           ---------------------------------------------------------
           ---------------------------------------------------------

THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, AND THE EXHIBITS AND SCHEDULES RELATING THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON,
D. C. UNDER THE SECURITIES ACT OF 1933 AND TO WHICH REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY AND THE SECURITIES OFFERED HEREBY.

                               TABLE OF CONTENTS


                  ITEM                       PAGE
                  ----                       ----
Where You Can Find More Information......      2
Reports to Security Holders..............      2
Documents Included and Incorporated
  by Reference...........................      2
Summary..................................      3
Risk Factors.............................      5
  Competition............................      5
  Volatile Pricing of
     Merchandise/Inventory...............      5
  Regional Market Variation..............      5
  Environmental..........................      5
  Moratorium on Stock Redemption.........      5
  Member Base............................      6
  Access to Capital......................      6
  Key Personnel..........................      6
Use of Proceeds..........................      7
Plan of Distribution.....................      7
Distribution of Patronage Dividends......      8
Description of Common Stock..............      8
Legal Matters............................      9


    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.
---------------------------------------------------------
---------------------------------------------------------
           ---------------------------------------------------------
           ---------------------------------------------------------

                              TRUSERV CORPORATION

                                 58,508 SHARES

                              CLASS A COMMON STOCK

                                 $100 PAR VALUE
                            (IN UNITS OF 60 SHARES)

                               ------------------
                                   PROSPECTUS
                               ------------------
                         DATED
---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the actual or estimated expenses in connection with the issuance and distribution of the Class A common stock being registered:


Registration Fee............................................    $     0
Printing of Registration Statement and Prospectus...........     16,000
Accounting Fees and Expenses................................     10,000
Legal Fees..................................................     10,000
Fees and Expenses for Qualifying Securities under "Blue Sky"
  Laws of
  Various States............................................     15,000
                                                                -------
Total.......................................................    $51,000
                                                                =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     TruServ's Certificate of Incorporation, as amended, provides that TruServ shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of TruServ), by reason of the fact that such person is or was a director, officer, employee or agent of TruServ, or is or was serving at the request of TruServ as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right of such director, officer, or employee to indemnification provided by law or otherwise.

     Additionally, pursuant to Section 145(a)-(g) of the Delaware General Corporation Law which empowers a corporation to indemnify its directors, officers, employees and agents, on July 23, 1973 the Board of Directors adopted a By-Law (Article XIII, Indemnification of Directors, Officers and Employees--Exhibit 2-A to Registration Statement on Form S-4 (No. 333-18397) and incorporated herein by reference) providing for such indemnification. The following is a summary of the most significant provisions of said By-Law:

     As against third parties, TruServ shall indemnify any director, officer, employee or agent for any expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in defending any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative brought against such person by reason of the fact that he was or is a director, officer, employee or agent, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of TruServ, and with respect to any criminal action or proceeding if he had no reasonable cause to believe his conduct unlawful.

     In any action or suit by or in the right of TruServ, TruServ shall indemnify any director, officer, employee or agent who is or was a party or threatened to be made a party to such threatened, pending or completed action or suit, for expenses (including attorney's fees and amounts paid in settlement) reasonably and actually incurred in connection with the defense or settlement of such suit or action, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of TruServ, except that no indemnification shall be made if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to TruServ unless and only to the extent that the Court of Chancery of Delaware or the court where the suit was brought finds that in view of all the circumstances of the case, such person is entitled to indemnification.

     Any indemnification, unless ordered by a court, shall be made by TruServ only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties of such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Additionally, the stockholders of TruServ have approved an amendment to the Certificate of Incorporation to eliminate personal liability of directors for monetary damages for breach of fiduciary duty of care. The amendment provides that a director of TruServ shall not be liable to TruServ or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 is concerned, see Item 17 "Undertakings" below.

ITEM 16. EXHIBITS.


    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      *4-A     By-laws of the Company, effective July 15, 2000.
       4-B     Specimen certificate of Class A common stock. Incorporated by reference on Exhibit 4-B to Post-Effective Amendment No.
               8 to Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
       4-C     Specimen certificate of Class B common stock. Incorporated by reference on Exhibit 4-C to Post-Effective Amendment No.
               8 to Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
       4-D     Promissory (subordinated) note form effective for the
               year-ending December 31, 1986 and thereafter. Incorporated by reference--Exhibit 4-H to Registration Statement on Form
               S-2 (No. 33-20960).
       4-E     Installment note form. Incorporated by reference--Exhibit
               4-F to Registration Statement on Form S-2 (No. 2-82836).
       4-F     Copy of Note Agreement with Prudential Insurance Company of
               America dated April 13, 1992 securing 8.60% Senior Notes in the principal sum of $50,000,000 with a maturity date of
               April 1, 2007. Incorporated by reference--Exhibit 4-J to
               Post-Effective Amendment No. 2 to Registration Statement on
               Form S-2 (No. 33-39477).
       4-G     Cotter & Company $50,000,000 Private Shelf Agreement with
               Prudential Insurance Company of America dated December 29,
               1995 incorporating amendment on existing Note Agreement with
               Prudential Insurance Company of America dated April 13, 1992 securing 8.60% Senior Notes in the principal sum of
               $50,000,000 with a maturity date of April 1, 2007.
               Incorporated by reference--Exhibit 4-H to Post-Effective
               Amendment No. 5 to Registration Statement on Form S-2 (No.
               33-39477).
       4-H     Trust Indenture between Cotter & Company and First Trust of
               Illinois (formerly Bank of America). Incorporated by
               reference--Exhibit T3C to Cotter & Company Form T-3 (No.
               22-26210).
       4-I     Credit Agreement dated July 1, 1997 for $300,000,000
               Revolving credit between TruServ Corporation, various
               financial institutions, and Bank of America. Incorporated by reference--Exhibit 4-J to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
       4-J     Third Amendment to Credit Agreement dated July 1, 1997 for
               $300,000,000 Revolving credit between TruServ Corporation, various Financial institutions, and Bank of America.
               Incorporated by reference on Exhibit 4-K to the registrant's
               Annual Report on Form 10-K for the Fiscal year ended
               December 31, 1999 (File No. 2-20910).
       4-K     Amended and Restated Credit Agreement dated as of April 14,
               2000 for $300,000,000 Revolving Credit between TruServ
               Corporation, various financial institutions, and Bank of
               America. Incorporated by reference on Exhibit 4-K to
               Post-Effective Amendment No. 10 to Registration Statement on
               Form S-2 to Form S-4 (No. 333-18397).

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
       4-L     Amended and Restated Private Shelf Agreement between TruServ
               Corporation and Prudential Insurance Company of America
               dated November 13, 1997 for $150,000,000. Incorporated by
               reference--Exhibit 4-K to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
       4-M     Amendment dated May 12, 1999 to the Amended and Restated
               Private Shelf Agreement between TruServ Corporation and
               Prudential Insurance Company of America dated November 13,
               1997 for $150,000,000. Incorporated by reference on Exhibit
               4-M to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 2-20910).
       4-N     Amendment dated April 14, 2000 to the Amended and Restated
               Private Shelf Agreement between TruServ Corporation and
               Prudential Insurance Company of America dated November 13,
               1997 for $150,000,000. Incorporated by reference on Exhibit
               4-N to Post-Effective Amendment No. 10 to Registration
               Statement on Form S-2 to Form S-4 (No. 333-18397).
       4-O     Credit Agreement dated September 10, 1998 for $105,000,000
               Note Purchase Agreement between TruServ Corporation and
               various Purchasers. Incorporated by reference--Exhibit 4L to
               Post-Effective Amendment No. 6 to Registration Statement on
               Form S-4 (No. 333-18397).
       4-P     Amendment No. 1 to Credit Agreement dated September 10, 1998 for $105,000,000 Note Purchase Agreement between TruServ
               Corporation and various Purchasers. Incorporated by
               reference on Exhibit 4-O to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999
               (File No. 2-20910).
       4-Q     Amended and Restatement dated April 14, 2000 to Credit
               Agreement dated September 10, 1998 for $105,000,000 Note
               Purchase Agreement between TruServ Corporation and various
               Purchasers. Incorporated by reference on Exhibit 4-Q to
               Post-Effective Amendment No. 10 to Registration Statement on
               Form S-2 to Form S-4 (No. 333-18397).
       4-R     Participation Agreement dated April 30, 1998 for $40,000,000 between TruServ Corporation, various Financial institutions and Bank of Montreal. Incorporated by reference--Exhibit 4-M to Post-Effective Amendment No. 6 to Registration Statement
               on Form S-4 (No. 333-18397).
       4-S     Credit Agreement dated September 30, 1998 for $100,000,000
               Revolving Credit between TruServ Corporation, various
               Financial institutions, and Bank of America. Incorporated by reference--Exhibit 4-N to Post-Effective Amendment No. 6 to
               Registration Statement on Form S-4 (No. 333-18397).
       5       Opinion of Messrs. Arnstein & Lehr (previously filed).
     *10-A     Current Form of Retail Member Agreement with TruServ
               Corporation between the Company and its Members that offer primarily hardware and related items.
      10-B     Form of Subscription to Shares of TruServ Corporation.
               Incorporated by reference--Exhibit 10-B to Post-Effective
               Amendment No. 5 to Registration Statement on Form S-2 to
               Form S-4 (No. 333-18397).
      10-C     TruServ Defined Lump Sum Pension Plan (as amended and
               restated effective as of January 1, 1998). Incorporated by reference--Exhibit 10-C to the registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 1999 (File
               No. 2-20910).
     *10-D     TruServ Corporation Employees' Savings and Compensation
               Deferral Plan (as amended and restated effective July 1,
               2000).
      10-E     TruServ Corporation Supplemental Retirement Plan between
               TruServ Corporation and selected executives of the Company
               (as amended effective July 24, 1998). Incorporated by
               reference on Exhibit 10-E to Registration Statement on Form
               S-2 to Form S-4 (No. 333-18397).
      10-F     Retail Conversion Funds Agreement dated as of December 9,
               1996 between the Company and SCC. Incorporated by
               reference--Exhibit 10-L to Registration Statement on Form
               S-4 (No. 333-18397).
      13-A     Annual Report on Form 10-K for the year ended December 31,
               1999. Incorporated by reference (File No. 2-20910).

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      13-B     Quarterly Report on Form 10-Q for quarter ended September
               30, 2000. Incorporated by reference (File No. 2-20910).
      23-A     Consent of Arnstein & Lehr--Incorporated by reference to
               Exhibit 23-A to Registration Statement on Form S-2 to Form
               S-4 (No. 333-18397).
     *23-B     Consent of Ernst & Young LLP (included on page II-7).


* Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;


             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS POST EFFECTIVE AMENDMENT NUMBER 11 TO THE FORM S-2 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 11 ON FORM S-2 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON NOVEMBER 13, 2000.


                                          TRUSERV CORPORATION

                                          By:         /s/ LEONARD G. KUHR
                                            ------------------------------------
                                                      Leonard G. Kuhr
                                              Senior Vice President and Chief
                                                      Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ DONALD J. HOYE*                     President, Chief Executive     November 13, 2000
-----------------------------------------------------      Officer and Director
                   Donald J. Hoye

                /s/ LEONARD G. KUHR*                     Senior Vice President and      November 13, 2000
-----------------------------------------------------      Chief Financial Officer
                   Leonard G. Kuhr

                  /s/ JOE W. BLAGG*                      Chairman of the Board and      November 13, 2000
-----------------------------------------------------      Director
                    Joe W. Blagg

                /s/ JAMES D. BURNETT*                    Director                       November 13, 2000
-----------------------------------------------------
                  James D. Burnett

                 /s/ JAY B. FEINSOD*                     Director                       November 13, 2000
-----------------------------------------------------
                   Jay B. Feinsod

                /s/ WILLIAM H. HOOD*                     Director                       November 13, 2000
-----------------------------------------------------
                   William H. Hood

              /s/ JAMES D. HOWENSTINE*                   Director                       November 13, 2000
-----------------------------------------------------
                  James Howenstine

               /s/ JERRALD T. KABELIN*                   Director                       November 13, 2000
-----------------------------------------------------
                 Jerrald T. Kabelin

                 /s/ PETER G. KELLY*                     Director                       November 13, 2000
-----------------------------------------------------
                   Peter G. Kelly

                /s/ ROBERT J. LADNER*                    Director                       November 13, 2000
-----------------------------------------------------
                  Robert J. Ladner

               /s/ GEORGE V. SHEFFER*                    Director                       November 13, 2000
-----------------------------------------------------
                  George V. Sheffer

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

               /s/ DENNIS A. SWANSON*                    Director                       November 13, 2000
-----------------------------------------------------
                  Dennis A. Swanson

               /s/ JOHN M. WEST, JR.*                    Director                       November 13, 2000
-----------------------------------------------------
                  John M. West, Jr.

              /s/ BARBARA B. WILKERSON*                  Director                       November 13, 2000
-----------------------------------------------------
                Barbara B. Wilkerson
                                                         Director
-----------------------------------------------------
                Bryan R. Ableidinger
                                                         Director
-----------------------------------------------------
                  Benjamin J. Andre
                                                         Director
-----------------------------------------------------
                 Harold A. Douthitt



*By:     /s/ LEONARD G. KUHR

     -------------------------------

      Leonard G. Kuhr, Pursuant to
      power of attorney previously
                 granted

                                                                    EXHIBIT 23-B

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Post-Effective Amendment No. 11 on Form S-2 to the Registration Statement on Form S-4 (File No. 333-18397) and related Prospectus of TruServ Corporation for the registration of 58,508 shares of Class A common stock of our report dated April 14, 2000 with respect to the consolidated financial statements of TruServ Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          /s/  ERNST & YOUNG LLP


Chicago, Illinois


November 9, 2000